Exhibit 23.2

18012 Sky Park Circle, Suite 200 Irvine, California 92614 tel 949-852-1600 fax 949-852-1606 www.rjicpas.com

CONSENT OF INDEPENDENT AUDITOR

We consent to the use in this Registration Statement on Form F-3 of our report dated August 16, 2021 relating to the consolidated financial statements of Xcite Interactive, Inc. as of and for the years ended December 31, 2020 and 2019 and consent to the reference to our Firm under the caption “Experts” in the Registration Statement.

Irvine, California

March 24, 2022